EXHIBIT 99.f

                                 MERCOM, INC.

                       NOMINEE HOLDER CERTIFICATION

         The undersigned, a bank, broker or other nominee holder of Rights (``Rights'') to purchase shares of Common Stock, par value $1.00 per share (``Common Stock''), of Mercom, Inc. (the ``Company'') pursuant to the rights offering (the "Rights Offering") described and provided for in the Company's
prospectus dated                   , 1995, (the ``Prospectus''), hereby
certifies to the Company and to The First National Bank of Boston, as Subscription Agent for such Rights Offering, that (1) the undersigned has exercised, on behalf of beneficial owners thereof, (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Privilege (as defined in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Oversubscription Privilege (as defined in the Prospectus); (2) the undersigned has listed below each such exercised Basic Subscription and the corresponding Oversubscription Privilege (without identifying any such beneficial owner) and (3) each such beneficial owner's Basic Subscription has been exercised to the fullest extent possible:

         Number of Rights          Number of Shares
        Exercised Pursuant      Subscribed for Pursuant
       to Basic Subscription      to Oversubscription      Rights Certificate
            Privilege               Privilege                    Number
       ---------------------    -----------------------    --------------------
 1.    ____________________     ____________________       ____________________
 2.    ____________________     ____________________       ____________________
 3.    ____________________     ____________________       ____________________
 4.    ____________________     ____________________       ____________________
 5.    ____________________     ____________________       ____________________
 6.    ____________________     ____________________       ____________________
 7.    ____________________     ____________________       ____________________
 8.    ____________________     ____________________       ____________________
 9.    ____________________     ____________________       ____________________
10.    ____________________     ____________________       ____________________

            (Attach additional beneficial owner list if necessary)

                                                 ______________________________
                                                 Name of Nominee Holder

_____________________________________________
Depository Participant Number (if applicable)    ______________________________
                                                 Address

_____________________________________________
Basic Subscription Confirmation Number(s)
                                                 By: __________________________
                                                     Name:               (Date)
                                                     Title:
                                                     Telephone Number: